Exhibit 99.1

Marlin Midstream Partners, LP Reports First Quarter 2014 Financial Results
HOUSTON, April 30, 2014/GlobeNewswire/ -- Marlin Midstream Partners, LP (NASDAQ: FISH), a Delaware limited partnership (“Marlin” or “the Partnership”), today announced financial results for the first quarter ended March 31, 2014.
For the first quarter of 2014, net income totaled $5.1 million, $0.29 per limited partner unit, and adjusted EBITDA was $8.7 million. Distributable cash flow1 for the first quarter of 2014 was $7.8 million resulting in a coverage ratio1 of 1.22x for the period.
“We are pleased with the results of operations for the start of 2014 as we experienced strong gross margin and distributable cash flow for the first quarter,” said Chairman and CEO W. Keith Maxwell III. “With a consistently strong coverage ratio well ahead of our target for the past several quarters since our IPO, we increased our first quarter dividend by 1.4% to $0.355 per unit, or $1.42 per unit on an annualized basis. We will continue to focus on generating stable distributable cash flows from our existing assets as well as executing on growth opportunities to steadily increase distributions to our unitholders. We are targeting an annual adjusted EBITDA growth of 8 to 10 percent that we believe will come from both strategic dropdown transactions from our sponsor and from organic opportunities.”
Summary First Quarter 2014 Financial Results
For the first quarter ended March 31, 2014, Marlin reported gross margin of $14.6 million compared to gross margin of $5.0 million, for the first quarter of 2013. The gross margin increase is attributable to the new crude oil logistics business segment and related contracts as well as the new gathering and processing contract entered into with Associated Energy Services, LP (“AES”) at the closing of Marlin’s IPO on July 31, 2013.
For the midstream natural gas gathering and processing segment, gross margin was $11.2 million for the first quarter ended March 31, 2014. This compares to gathering and processing segment gross margin of $5.0 million for the first quarter ended March 31, 2013.
For the crude oil logistics segment, gross margin was $3.4 million for the first quarter ended March 31, 2014. Marlin’s crude oil logistics assets became fully operational at July 31, 2013. As such, there are no material results of operations or material assets related to this segment for the periods prior to the IPO.
On April 17, 2014, the board of directors of Marlin’s general partner declared a quarterly cash distribution of $0.355 per unit to its partners for the first quarter ended March 31, 2014. This distribution represents an increase of 1.4% over the quarterly distribution of $0.35 per unit ($1.40 per unit on an annualized basis) previously paid for the prior quarter ended December 31, 2013. The quarterly distribution will be paid on May 6, 2014 to unitholders of record as of May 1, 2014.
Conference Call and Webcast
Marlin will host a conference call to discuss first quarter 2014 results at 12:00 p.m. CT (1:00 p.m. ET) on Thursday, May 1, 2014.
Interested parties can listen to a live webcast of the call from the Events & Presentations page of the Marlin Investor Relations website at http://investor.marlinmidstream.com/events.cfm. An archived replay of the webcast will be available for 12 months following the live presentation.
The call can be accessed live over the telephone by dialing 1-877-941-1466, or 1-480-629-9821 for international callers. The passcode for the call is 4679992. A telephonic replay of the call will be available through May 8, 2014 and can be accessed by dialing 1-800-406-7325, or 1-303-590-3030 for international callers, with conference ID number 4679992.
About Marlin
Marlin is a fee-based, growth oriented Delaware limited partnership formed to develop, own, operate and acquire midstream energy assets. Marlin currently provides natural gas gathering, transportation, treating and processing services, NGL transportation services and crude oil transloading services. Headquartered in Houston, Texas, Marlin's assets include two related natural gas processing facilities located in Panola County, Texas, a natural gas processing facility located in Tyler County, Texas, two natural gas gathering systems connected to its Panola County processing facilities, two NGL transportation pipelines that connect its Panola County and Tyler County processing facilities to third party NGL pipelines and two crude oil transloading facilities containing five crude oil transloaders.
www.marlinmidstream.com

Forward-Looking Statements

This press release may contain forward-looking statements concerning Marlin’s operations, economic performance and financial condition. These statements can be identified by the use of forward-looking terminology including “may,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or include other “forward-looking” information. Although Marlin believes that the expectations reflected in such forward-looking statements are reasonable, the Partnership can give no assurance that such expectations will be realized.
These forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from expectations include, but are not limited to, the following risks and uncertainties:

▪	the volume of natural gas we gather and process and the volume of NGLs we transport;

▪	the volume of crude oil that we transload;

▪	the level of production of crude oil and natural gas and the resultant market prices of crude oil, natural gas and NGLs;

▪	the level of competition from other midstream natural gas companies and crude oil logistics companies in our geographic markets;

▪	the level of our operating expenses;

▪
regulatory action affecting the supply of, or demand for, crude oil or natural gas, the transportation rates we can charge on our pipelines, how we contract for services, our existing contracts, our operating costs or our operating flexibility;

▪	capacity charges and volumetric fees that we pay for NGL fractionation services;

▪	realized pricing impacts on our revenues and expenses that are directly subject to commodity price exposure;

▪	the creditworthiness and performance of our customers, suppliers and contract counterparties, and any material nonpayment or non-performance by one or more of these parties;

▪
damage to pipelines, facilities, plants, related equipment and surrounding properties caused by hurricanes, earthquakes, floods, fires, severe weather, explosions and other natural disasters and acts of terrorism including damage to third party pipelines or facilities upon which we rely for transportation services;

▪	outages at the processing or fractionation facilities owned by us or third parties caused by mechanical failure and maintenance, construction and other similar activities;

▪	leaks or accidental releases of products or other materials into the environment, whether as a result of human error or otherwise;

▪	the level and timing of our expansion capital expenditures and our maintenance capital expenditures;

▪	the cost of acquisitions, if any;

▪	the level of our general and administrative expenses, including reimbursements to our general partner and its affiliates for services provided to us;

▪	our debt service requirements and other liabilities;

▪	fluctuations in our working capital needs;

▪	our ability to borrow funds and access capital markets;

▪	restrictions contained in our debt agreements;

▪	the amount of cash reserves established by our general partner;

▪	other business risks affecting our cash levels; and

▪	other factors discussed below and elsewhere in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, and in our other public filings and press releases.

Such risks and uncertainties could cause actual results to differ materially from those contained in any forward-looking statement. Except as required by law, Marlin undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gross Margin, Adjusted EBITDA and Distributable Cash Flow

Marlin uses gross margin, or revenues less cost of revenues, as the primary performance measure. Gross margin represents our profitability with minimal exposure to commodity price fluctuations, which we believe are not significant components of our operations. Marlin also uses adjusted EBITDA to analyze its performance and defines it as net income (loss) before interest expense (net of amounts capitalized) or interest income, income tax, non-cash equity based compensation, depreciation expense and any gain/loss from interest rate derivatives. Although Marlin has not quantified distributable cash flow on a historical basis, since the closing of the IPO Marlin now computes and presents this measure, defined as adjusted EBITDA plus interest income, less cash paid for interest expense, income tax, and maintenance capital expenditures.

Gross margin, adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of Marlin’s condensed consolidated and combined financial statements, such as industry analysts, investors, commercial banks and others, may use to assess:

▪	the financial performance of Marlin’s assets without regard to financing methods, capital structure or historical cost basis;

▪	the ability of Marlin’s assets to generate earnings sufficient to support the decision to make cash distributions to the unitholders and our general partner;

▪	the ability to fund capital expenditures and incur and service debt;

▪	Marlin’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

▪	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
Marlin’s partnership agreement requires that, within 45 days after the end of each quarter, all of Marlin’s available cash be distributed to unitholders of record on the applicable record date.
Note Regarding Non-GAAP Financial Measures

Gross margin, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with GAAP. Marlin believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing Marlin’s financial condition and results of operations. The GAAP measure most directly comparable to gross margin is operating income. The GAAP measure most directly comparable to adjusted EBITDA and distributable cash flow is net income. These measures should not be considered as an alternative to operating income, net income, or any other measure of financial performance presented in accordance with GAAP. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect net income. You should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of Marlin’s results as reported under GAAP. Additionally, because each of these non-GAAP financial measures may be defined differently by other companies in the industry, Marlin’s definition of them may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Investor Contact:

Financial Profiles, Inc.
Kristen Papke, (206) 623-2233
FISH@finprofiles.com

MARLIN MIDSTREAM PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,877	$3,157
Accounts receivable	4,570	2,969
Accounts receivable-affiliates	3,449	3,632
Inventory	384	321
Prepaid assets	213	330
Other current assets	285	285
Total current assets	10,778	10,694
PROPERTY, PLANT AND EQUIPMENT, NET	165,907	162,548
OTHER ASSETS	828	900
TOTAL ASSETS	$177,513	$174,142
LIABILITIES AND MEMBER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$3,631	$2,791
Accrued liabilities	1,843	2,131
Accounts payable-affiliates	4,262	1,552
Long-term incentive plan payable - affiliates	121	2,752
Total current liabilities	9,857	9,226
LONG-TERM LIABILITIES
Long-term incentive plan payable - affiliates	495	291
Deferred taxes	92	75
Long-term debt	5,000	4,000
Total liabilities	15,444	13,592
PARTNERS' CAPITAL
Common units (8,877,357 and 8,724,545 issued and outstanding at March 31, 2014 and December 31, 2013, respectively)	144,718	142,587
Subordinated units (8,724,545 issued and outstanding at March 31, 2014 and December 31, 2013)	16,670	17,258
General partner units (356,104 issued and outstanding at March 31, 2014 and December 31, 2013)	681	705
Total partners' capital	162,069	160,550
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$177,513	$174,142

MARLIN MIDSTREAM PARTNERS, LP
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
REVENUES:
Natural gas, NGLs and condensate revenue	$3,605	$3,164
Gathering, processing, transloading and other revenue	6,683	4,295
Gathering, processing, transloading and other revenue-affiliates	8,530	44
Total Revenues	18,818	7,503
OPERATING EXPENSES:
Cost of natural gas, NGLs and condensate revenue	1,258	1,076
Cost of natural gas, NGLs and condensate revenue-affiliates	2,950	1,452
Operation and maintenance	2,381	3,657
Operation and maintenance-affiliates	1,935	248
General and administrative	732	1,084
General and administrative-affiliates	1,765	341
Property and other taxes	299	233
Depreciation expense	2,144	1,984
Total operating expenses	13,464	10,075
Operating income	5,354	(2,572)
Interest expense, net of amounts capitalized	(155)	(1,341)
Loss on interest rate swap	—	(10)
Net income (loss) before tax	5,199	(3,923)
Income tax expense	69	11
Net income (loss)	$5,130	$(3,934)

Net income for the three-months ended March 31, 2014:	$5,130
Less: general partner interest in net income	$(103)
Limited partner interest in net income	$5,027

Net income per limited partner unit - basic	$0.29
Net income per limited partner unit - diluted	$0.28

MARLIN MIDSTREAM PARTNERS, LP
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,130	$(3,934)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation expense	2,144	1,984
Amortization of deferred financing costs	72	167
Equity-based compensation	1,246	—
Deferred taxes	18	—
Unrealized loss on derivatives	—	(8)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,601)	3,856
(Increase) decrease in accounts receivable-affiliates	183	(23)
Increase in inventory	(62)	(33)
(Increase) decrease in prepaid assets	117	(7)
Increase in other current assets	—	(624)
Decrease in other assets	—	14
Increase in accounts payable	148	1,687
Decrease in accrued liabilities	(288)	(477)
Increase (decrease) in accounts payable-affiliates	1,755	(3,209)
Net cash provided by (used in) operating activities	8,862	(607)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,811)	(3,264)
Net cash used in investing activities	(4,811)	(3,264)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	—	324
Borrowing of long-term debt	6,500	3,000
Repayments on long-term debt	(5,500)	(2,063)
Distributions	(6,331)	—
Net cash provided by (used in) financing activities	(5,331)	1,261
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,280)	(2,610)
CASH AND CASH EQUIVALENTS-Beginning of Period	3,157	5,555
CASH AND CASH EQUIVALENTS-End of Period	$1,877	$2,945

Supplemental Cash Flow Information:
Cash paid for interest	$87	$1,499
Accrual of Construction-in-progress and capital expenditures	$2,098	$4,018

SEGMENT INFORMATION
The Partnership's revenues are derived from two operating segments: gathering and processing, and crude oil logistics. These segments, along with our corporate segment, are monitored separately by management for performance and are consistent with internal financial reporting. These segments have been identified based on the differing products and services, regulatory environment, and expertise required for their respective operations.
The following table presents financial information by segment:

Three months ended March 31, 2014:
	Gathering &	Crude Oil	Corporate and	Marlin Midstream
In Thousands	Processing	Logistics	Consolidation	Partners, LP
Total Revenues	$15,402	$3,416	$—	$18,818
Cost of revenues	4,208	—	—	4,208
Gross Margin	11,194	3,416	—	14,610

Operation and maintenance	3,573	357	386	4,316
General and administrative	—	—	2,497	2,497
Other operating expenses	2,443	—	—	2,443
Operating income	5,178	3,059	(2,883)	5,354

Interest expense, net of amounts capitalized	—	—	(155)	(155)
Income tax expense	—	—	(69)	(69)
Net income (loss)	$5,178	$3,059	$(3,107)	$5,130

KEY PERFORMANCE METRICS

Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant factors in assessing the results of operations and profitability and include: (i) gross margin; (ii) volume commitments and throughput volumes (including gathering, plant, and transloader throughput); (iii) operation and maintenance expenses; (iv) adjusted EBITDA; and (v) distributable cash flow.

In Thousands, except volume data	Three Months Ended March 31,
	2014	2013
Gross Margin	$14,610	$4,975
Gas volumes (MMcf/d) (2)	214
Transloading volumes (Bbls/d) (2)	18,980
Adjusted EBITDA	$8,744	$(588)
Distributable Cash Flow (1)	$7,774
(1) We will distribute available cash within 45 days after the end of the quarter, beginning with the quarter ending September 30, 2013.
(2) Volumes reflect the minimum volume commitment under our fee-based contracts or actual throughput, whichever is greater, for the post-IPO period.

Gross margin is calculated as follows:

In Thousands	Three Months Ended March 31,
	2014	2013
Total operating income (loss)	$5,354	$(2,572)
Operation and maintenance	2,381	3,657
Operation and maintenance-affiliates	1,935	248
General and administrative	732	1,084
General and administrative-affiliates	1,765	341
Property and other taxes	299	233
Depreciation expense	2,144	1,984
Gross Margin	$14,610	$4,975

Adjusted EBITDA is calculated as follows:

In Thousands	Three Months Ended March 31,
	2014	2013
Net income (loss)	$5,130	$(3,934)
Interest expense, net of amounts capitalized	155	1,341
Income tax	69	11
Equity based compensation	1,246	—
Loss on interest rate swap	—	10
Depreciation expense	2,144	1,984
Adjusted EBITDA	$8,744	$(588)

Distributable cash flow is calculated as follows:

Distributable cash flow for the three months ended March 31, 2014:
In Thousands
Net income	$5,130
Add:
Equity based compensation	1,246
Interest expense, net of amounts capitalized	155
Depreciation expense	2,144
Income tax	69
Adjusted EBITDA	8,744
Less:
Maintenance capital expenditures	(796)
Cash interest expense	(105)
Income tax	(69)
Distributable cash flow	$7,774